EXHIBIT 23.1

Consent in Form 10-K

     Report on financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference from the Annual Report and report on financial statement schedules included in Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109410) and S-8 (No. 333-36246, No. 333-47720 and No. 333-107359) of SINA Corporation of our report dated March 15, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, The People’s Republic of China

March 15, 2005